Exhibit 8.1

List of Subsidiaries and Variable Interest Entities

Subsidiaries:	Jurisdiction of Incorporation	Direct Parent Company of the Subsidiary and its Jurisdiction of Incorporation

Beijing Decision Education & Consulting Co., Ltd.	PRC	Elite Concept Holdings Limited (Hong Kong)

Beijing Judgment Education & Consulting Co., Ltd.	PRC	Winner Park Limited (Hong Kong)

Beijing Hewstone Technology Co., Ltd.	PRC	Elite Concept Holdings Limited (Hong Kong)

Beijing Pioneer Technology Co., Ltd.	PRC	Smart Shine International Limited (Hong Kong)

Shanghai Smart Words Software Technology Co., Ltd.	PRC	Smart Shine International Limited (Hong Kong)

Beijing Smart Wood Software Technology Co., Ltd.	PRC	Smart Shine International Limited (Hong Kong)

Beijing Joy Tend Technology Co., Ltd.	PRC	Smart Shine International Limited (Hong Kong)

Beijing Right Time Technology Co., Ltd.	PRC	Elite Concept Holdings Limited (Hong Kong)

Beijing Top Technology Co., Ltd.	PRC	Elite Concept Holdings Limited (Hong Kong)

Beijing Magnificence Technology Co., Ltd.	PRC	Elite Concept Holdings Limited (Hong Kong)

Elite Concept Holdings Limited	Hong Kong	New Oriental Education & Technology Group Inc. (Cayman Islands)

Winner Park Limited	Hong Kong	New Oriental Education & Technology Group Inc. (Cayman Islands)

Smart Shine International Limited	Hong Kong	New Oriental Education & Technology Group Inc. (Cayman Islands)

Abundant State Limited	BVI	New Oriental Education & Technology Group Inc. (Cayman Islands)

Beijing Sincerity Technology Co., Ltd.	PRC	Beijing Hewstone Education & Consulting Co., Ltd. (PRC)

Beijing New Oriental Walkite International Travel Co., Ltd.	PRC	Beijing Sincerity Technology Co., Ltd. (PRC)

Walkite International Academy Co., Ltd.	UK	Beijing New Oriental Walkite International Travel Co., Ltd. (PRC)

Walkite International Academy (U.S.A.) Co., Ltd.	U.S.A.	Beijing New Oriental Walkite International Travel Co., Ltd. (PRC)

Beijing New Road Information Consulting Service Co., Ltd.	PRC	Beijing New Oriental Walkite International Travel Co., Ltd. (PRC)

Qingdao Laoshan District Happy Alice Kindergarten	PRC	Qingdao Alice Education & Technology Company Limited (PRC)

Qingdao Happy Alice Kindergarten.	PRC	Qingdao Alice Education & Technology Company Limited (PRC)

Qingdao Chengyang District Happy Alice Kindergarten	PRC	Qingdao Alice Education & Technology Company Limited (PRC)

Qingdao Alice Education & Technology Company Limited	PRC	Beijing Sincerity Technology Co., Ltd. (PRC)
Beijing Shenghe Technology Co., Ltd.	PRC	Beijing Decision Education & Consulting Co., Ltd. (PRC)
Variable Interest Entities:
Beijing New Oriental Education & Technology (Group) Co., Ltd. *	PRC

*	New Oriental China had the following subsidiaries as of May 31, 2016, all of which are formed in the PRC:

•	61 schools; and

•	47 wholly-owned subsidiaries that operate New Oriental’s educational content and other technology development and distributions business, online education business and overseas studies consulting business in China.